UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2009

NATIONAL SEMICONDUCTOR CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-6453	95-2095071
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2900 SEMICONDUCTOR DRIVE, P.O. BOX 58090 SANTA CLARA, CALIFORNIA	95052-8090
(Address of principal executive offices)	(Zip Code)

(408) 721-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A. 2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NATIONAL SEMICONDUCTOR CORPORATION

Item 2.02	RESULTS OF OPERATION AND FINANCIAL CONDITION

On September 10, 2009, National Semiconductor Corporation, a Delaware corporation (the “Company”), issued a news release announcing earnings for the quarter ended August 30, 2009. The earnings news release, which has been attached as Exhibit 99.1, contains unaudited Condensed Consolidated Statements of Operations, Balance Sheets, and Statements of Cash Flows that are presented in accordance with United States generally accepted accounting principles, or GAAP. The information in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 8.01	OTHER EVENTS

On September 10, 2009, the Company announced its Board of Directors had declared a cash dividend of $.08 per outstanding share of Company common stock. The dividend will be payable on October 12, 2009 to Company shareholders of record as of the close of business on September 21, 2009.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description of Exhibit

99.1	News Release dated September 10, 2009 issued by National Semiconductor Corporation* (Earnings)

*This exhibit is intended to be furnished and shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended.

This report contains forward-looking statements dependent on a number of risks and uncertainties pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Except for historical information contained therein, the matters set forth in this report, including management’s expectations regarding future performance, are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Potential risks and uncertainties include, but are not restricted to, such factors as new orders received and shipped during the quarter, the degree of factory utilization, the timing of certain activities and the costs to be incurred in conducting certain activities. Other risk factors are included in the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2009 under the captions “Outlook,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” contained therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL SEMICONDUCTOR CORPORATION

Dated: September 10, 2009	//S// Jamie E. Samath
Jamie E. Samath Corporate Controller Signing on behalf of the registrant and as principal accounting officer

Exhibit 99.1

Media Contact:	Financial:
LuAnn Jenkins	Mark Veeh
National Semiconductor	National Semiconductor
(408) 721-2440	(408) 721-5007
luann.jenkins@nsc.com	invest.group@nsc.com

National Semiconductor Reports Results for First Quarter Fiscal 2010

•	Q1 sales were $314 million, up 12% from Q4 of fiscal 2009 and down 32% from Q1 of fiscal 2009
•	Gross margin percentage of 61.1%, up from 58.3% in Q4 and down from 66.0% in last year’s Q1
•	Bookings were up 17% over Q4
•	Sales outlook for Q2 of fiscal 2010 expected to increase 3 to 8 percent sequentially

SANTA CLARA, Calif. – Sept. 10, 2009 -- National Semiconductor Corp. (NYSE:NSM) today reported sales of $314 million and net income of $29.8 million, or 13 cents per diluted share, for the first quarter of fiscal 2010, which ended Aug. 30, 2009.

National’s first quarter sales were 12 percent higher than sales in the fourth quarter of fiscal 2009, when the company reported $281 million in sales, but lower than the $466 million reported in last year’s first fiscal quarter. The sequential improvement in National’s first quarter sales was driven by increased demand for the company’s energy-efficient analog products, especially from distributors serving broad industrial markets. Net income of $29.8 million, or 13 cents per diluted share, was an increase from the net loss of $64 million and net loss of 28 cents per share in the fourth quarter of fiscal 2009. Fourth quarter fiscal 2009 results included $116 million of pre-tax charges related to restructuring expenses.

Gross margin of 61.1 percent in National’s first quarter was up from the 58.3 percent gross margin achieved in the fourth quarter of fiscal 2009 but down from the record-high 66.0 percent gross margin reported in the first quarter of fiscal 2009. Sequential gross margin improvement in the first quarter was due to improved product mix, higher production volume and benefits realized from sooner-than-expected ceasing of production at National’s assembly and test facility in Suzhou, China.

Bookings for Q1, Fiscal 2010

National’s total company bookings in the first quarter increased by approximately 17 percent sequentially over the fourth quarter. The increase in overall bookings was driven by higher order rates in North America, Europe and Japan. Total company bookings exceeded billings in the first quarter.

Notable Items in Q1, Fiscal 2010 Results

First quarter results included approximately $6 million in pre-tax restructuring charges related to the phased closure of National’s manufacturing facilities in Arlington, Texas and Suzhou, China, consistent with expectations.

Outlook for Q2, Fiscal 2010

National anticipates that sales in the second quarter of fiscal 2010 will increase approximately 3 percent to 8 percent sequentially, or a range of approximately $325 million to $340 million.

“Demand was better than we expected, especially for our power management products going into broad industrial applications,” said Brian L. Halla, National’s chairman and CEO. “As a result, we were able to get our gross margins back above 60 percent.”

Company Declares Dividend

The company announced today that the Board of Directors has declared a cash dividend of $0.08 per outstanding share of common stock.  This dividend will be paid on Oct. 12, 2009 to shareholders of record at the close of business on Sept. 21, 2009.

Special Note

This release contains forward-looking statements dependent on a number of risks and uncertainties pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Except for historical information contained herein, the matters set forth in this press release, including management’s expectations regarding future performance, are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Potential risks and uncertainties include, but are not restricted to, such factors as new orders received and shipped during the quarter, the degree of factory utilization, the sale of inventories at existing prices, and the ramp up and sale of new analog products.  Other risk factors are included in the company's Annual Report on Form 10-K for the fiscal year ended May 31, 2009 under the captions “Outlook,” “Risk Factors” and “Management's Discussion and Analysis of Financial Conditions and Results of Operations” contained therein.

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About National Semiconductor

National Semiconductor is a leader in analog power management technology.  Its products include easy-to-use integrated circuits, PowerWise products that enable more energy-efficient systems, and SolarMagic products which improve the energy output of solar arrays.  The company celebrates its 50th anniversary this year.  Headquartered in Santa Clara, Calif., National reported sales of $1.46 billion for fiscal 2009.  Additional information is available at www.national.com.

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NATIONAL SEMICONDUCTOR CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(In millions, except per share amounts)
	Three Months Ended
	Aug. 30,	Aug. 24,
	2009	2008
Net sales	$314.4	$465.6
Cost of sales	122.2	158.4
Gross margin	192.2	307.2

Research and development	65.3	89.6
Selling, general and administrative	73.0	81.8
Severance and restructuring expenses	5.7	1.1
Other operating income, net	(2.0)	(0.1)

Operating expenses	142.0	172.4

Operating income	50.2	134.8
Interest income	0.5	3.8
Interest expense	(15.7)	(18.3)
Other non-operating income (expense), net	3.3	(2.8)

Income before taxes	38.3	117.5
Income tax expense	8.5	37.9

Net income	$29.8	$79.6

Earnings per share:
Basic	$0.13	$0.35
Diluted	$0.13	$0.33

Selected income statement ratios as a percentage of sales:

Gross margin	61.1%	66.0%
Research and development	20.8%	19.2%
Selling, general and administrative	23.2%	17.6%
Net income	9.5%	17.1%

Effective tax rate	22.2%	32.3%

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NATIONAL SEMICONDUCTOR CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In millions)

	Aug. 30, 2009	May 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$734.1	$700.3
Receivables	84.3	71.7
Inventories	123.0	134.6
Deferred tax assets	73.0	72.6
Other current assets	138.0	108.0

Total current assets	1,152.4	1,087.2

Net property, plant and equipment	425.8	461.8
Goodwill	61.5	61.5
Deferred tax assets, net	253.9	251.5
Other assets	97.9	101.3

Total assets	$1,991.5	$1,963.3

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$312.5	$62.5
Accounts payable	47.3	40.3
Accrued expenses	129.8	144.6
Income taxes payable	7.4	28.2

Total current liabilities	497.0	275.6

Long-term debt	962.9	1,227.4
Long-term income taxes payable	167.2	162.6
Other non-current liabilities	122.5	120.7

Total liabilities	1,749.6	1,786.3

Commitments and contingencies

Shareholders’ equity:
Common stock of $0.50 par value	118.3	116.3
Additional paid-in-capital	119.4	67.6
Retained earnings	127.9	116.8
Accumulated other comprehensive loss	(123.7)	(123.7)

Total shareholders’ equity	241.9	177.0

Total liabilities and shareholders’ equity	$1,991.5	$1,963.3

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NATIONAL SEMICONDUCTOR CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In millions)	Three Months Ended
	Aug. 30, 2009	Aug. 24, 2008
Cash flows from operating activities:
Net income	$29.8	$79.6
Adjustments to reconcile net income with net cash provided by operating activities:
Depreciation and amortization	25.0	31.2
Share-based compensation	13.8	19.4
Excess tax benefit from share-based payment arrangements	(0.1)	(4.1)
Tax (expense) benefit associated with stock options	(2.5)	6.2
(Gain) loss on investments	(3.3)	2.8
Loss (gain) on disposal of equipment	0.7	(0.4)
Other, net	0.9	(1.7)
Changes in certain assets and liabilities, net:
Receivables	(14.4)	(21.2)
Inventories	11.1	(0.3)
Other current assets	(8.0)	(8.7)
Accounts payable and accrued expenses	(10.9)	(39.4)
Current and deferred income taxes	(18.8)	27.9
Other non-current liabilities	8.3	0.8
Net cash provided by operating activities	31.6	92.1
Cash flows from investing activities:
Purchase of property, plant and equipment	(5.9)	(22.3)
Funding of benefit plan	(0.5)	(4.3)
Redemption and net realized losses of benefit plan	1.4	1.1
Other, net	(0.2)	0.6
Net cash used in investing activities	(5.2)	(24.9)
Cash flows from financing activities:
Repayment of bank borrowing	(15.6)	(15.6)
Payment on software license obligations	(3.2)	-
Excess tax benefit from share-based payment arrangements	0.1	4.1
Minimum tax withholding paid on behalf of employees for net share settlements	(1.4)	(0.1)
Issuance of common stock	46.2	19.2
Purchase and retirement of treasury stock	-	(105.1)
Cash dividends declared and paid	(18.7)	(14.0)
Net cash provided by (used in) financing activities	7.4	(111.5)
Net change in cash and cash equivalents	33.8	(44.3)
Cash and cash equivalents at beginning of period	700.3	736.8
Cash and cash equivalents at end of period	$734.1	$692.5

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PART I. FINANCIAL INFORMATION

EARNINGS PER SHARE (Unaudited)

(In millions, except per share amounts)
	Three Months Ended
	Aug. 30, 2009	Aug. 24, 2008

Earnings per share:
Basic	$0.13	$0.35
Diluted	$0.13	$0.33

Net income used in basic and diluted
earnings per share calculation	$29.8	$79.6

Weighted-average shares outstanding:
Basic	233.6	229.8
Diluted	237.9	241.3

OTHER FINANCIAL STATEMENT DETAIL

(In millions)

	Three Months Ended
Other operating income, net	Aug. 30, 2009	Aug. 24, 2008

Net intellectual property income	$-	$(0.1)
Litigation settlement	(2.0)	-
Total other operating income, net	$(2.0)	$(0.1)

Other non-operating income (expense), net

Gain (loss) on investments	$3.3	$(2.8)
Total other non-operating income (expense), net	$3.3	$(2.8)

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